                                                                EXHIBIT 10.1



                         PARTICIPANTS SUPPORT AGREEMENT


     THIS PARTICIPANTS SUPPORT AGREEMENT (this "Agreement") is made and entered into on the 30th day of September, 1997, but is effective as of July 1, 1997 (the "Effective Date") by and between SUN COMMUNITIES, INC., a Maryland corporation ("Sun"), and BINGHAM FINANCIAL SERVICES CORPORATION, a Michigan corporation (the "Company").

     A. The Company currently is in the business of financing purchases of new and previously owned manufactured homes and refinancing of loans secured by manufactured homes. The Company makes conventional loans under installment loan agreements secured by manufactured homes ("Contracts"). Sun owns and/or operates manufactured home communities in the Midwest and Southeast United States (the "Sun Communities").

     B. The Company desires to provide financing for residents and potential residents of Sun Communities (the "Borrowers"), and Sun desires to make the Company's financing available on a preferred basis to Borrowers at Sun Communities and to provide other support in accordance with the terms and subject to the conditions of this Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements below, the adequacy and receipt of which are hereby acknowledged, the parties agree as follows:

     1. LOAN ORIGINATION/APPLICATION. Sun shall market the Company as a preferred financing source to Borrowers by displaying the Company's name, signs and logos at Sun Communities; supplying Borrowers with loan applications from the Company; responding to queries regarding loan applications by directing such queries to the Company as a preferred source; reviewing applications for loans from the Company; assisting in the processing of applications by the Company; closing loans made by the Company; and assisting in following up on post-closing loan issues and documentation (collectively, the "Contract Origination Services"). Sun shall be entitled to receive a customary closing fee from Borrowers for each of the Company's Contracts closed by Sun.

     2. LOAN SUPPORT SERVICES. Upon the Company's request and as permitted by law, Sun shall provide, or cause to be provided, the following services (collectively, the "Contract Support Services") to the Company with respect to the Contracts secured by manufactured homes located in Sun Communities: (a) provide the Company with information concerning the location and condition of manufactured homes securing Contracts; (b) maintain, store and refurbish repossessed manufactured homes; and (c) sell or rent repossessed manufactured homes.

     3. COMPENSATION. In consideration for the services to be provided by Sun under this Agreement, Sun shall receive an annual fee of 0.43% of the average loan balance under Contracts originated by Sun. The annual fee shall be paid on or before January 31 of each year during the term hereof in respect of the period ended on the preceding December 31. Sun will be eligible to receive up to 330,000 options to purchase shares of the Company's common stock (the "Participants Options"), provided Sun satisfies certain requirements described below. Sun will be entitled to receive customary site rents and brokerage fees in connection with the resale of foreclosed homes.

     4. PARTICIPANTS OPTIONS. The Company has granted 330,000 Participants Options to purchase common stock in the Company ("Common Stock") to Sun in consideration of this Agreement. The Participants Options will vest if, and only if, Sun is a party to and in compliance with the terms of this Agreement on the vesting date and on December 31st of the previous year.

The Participants Options generally shall contain the following terms and shall be in the form attached as Exhibit A:

            a) The Participants Options will vest in eight equal annual amounts, each consisting of 41,250 Participants Options, on January 31 in 2001 through 2008, and may be exercised at any time after vesting until expiration ten years after the date of vesting;

            b) Each Participants Option vesting on January 31, 2001, 2002 and 2003 will entitle the holder to purchase one share of Common Stock for a purchase price of $10;

            c) Each Participants Option vesting on January 31, 2004, 2005 and 2006 will entitle the holder to Purchase one share of Common Stock for a purchase price of $12;

            d) Each Participants Option vesting on January 31, 2007 and 2008 will entitle the holder to purchase one share of Common Stock for a purchase price of $14; and

            e) The Participants Options will have anti-dilution provisions which will adjust the number and purchase price of shares of Common Stock subject to purchase upon exercise of a Participants Option in the event of certain types of recapitalization or reclassification transactions of the Common Stock.

     5. THE TERM. The initial term of this Agreement shall be three (3) years from the date hereof, and shall be automatically extended for successive one year periods thereafter unless either party gives written notice to the other party not less than sixty (60) days prior to the end of any such initial or subsequent term of its intention to terminate the Agreement as of the last day of such initial or subsequent term, or unless terminated earlier by either party in accordance with Section 6.

     6. EARLY TERMINATION. In the event that the Company fails to make timely payment of all fees and other payments due to Sun hereunder and such failure to make payment is not cured within twenty-five (25) business days after the date such payment is due, Sun may terminate this Agreement by giving the Company notice of termination which termination by Sun shall become effective ten (10) days from the date of such notice. In the event that Sun fails to observe and perform in any material respect any of its duties and obligations under this Agreement which failure has material effect on the Company's business and continues unremedied for a period of thirty (30) days after the date on which notice of such failure shall have been given by the Company to Sun, the Company may terminate this Agreement by giving Sun notice of termination which termination by the Company shall become effective ten (10) days from the date of such notice. Notwithstanding any of the foregoing to the contrary, Sun shall have the right to terminate this Agreement, after expiration of the initial term hereof, upon thirty days' written notice to the Company upon the undertaking and completion by Sun, or its successor, whether in one transaction or a series of transactions, of (a) the sale, lease, transfer or other disposition of all or substantially all of Sun's assets, or
(b) other significant financing or refinancing, reorganization, recapitalization, merger, share exchange or any other significant business combination permitted under applicable law.

     7. ENTIRE AGREEMENT. This Agreement sets forth all of the covenants, agreements, stipulations, promises, conditions and understandings between Sun and the Company concerning the Contract Origination Services and the Contract Support Services and the terms hereof, and there are no covenants, agreements, stipulations, promises, conditions or understanding, either oral or written, between them other than set forth herein.

     8. CHOICE OF LAW. This Agreement is being entered into and executed in the State of Michigan, and all questions with respect to the construction of this Agreement and the rights and liabilities of the parties shall be determined in accordance with the provisions of the laws of the State of Michigan, without regard to principles of conflicts of laws.

     9.    GENERAL PROVISIONS.

           a) This Agreement shall bind and inure to the benefit of the respective successors and assigns of the parties; provided, however, that neither party may assign this Agreement or any rights hereunder without the prior written consent of the other and any prohibited assignment shall be absolutely void.

           b) Section headings and numbers have been set forth herein for convenience only.

           c) Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

           d) This Agreement can be changed or amended only in writing signed by the parties hereto.

           e) Nothing contained in this Agreement shall be construed to be or create a partnership or joint venture between the parties hereto, their respective successors or assigns.

     10. NOTICES. All notices, demands, instructions and other communications required or permitted to be given to or made upon any party hereto shall be in writing and shall be personally delivered or sent by registered or certified mail, postage prepaid and, if mailed, shall be deemed to be received for purposes of this Agreement five (5) business days after mailing by the sender. Unless otherwise specified in a notice sent or delivered in accordance with the foregoing provisions of this Section 11, notice, demands, instructions and other communications in writing shall be given to or made upon the respective parties hereto at the following addresses:


           If to Sun:          Gary A. Shiffman
                               31700 Middlebelt Road
                               Suite 145
                               Farmington Hills, Michigan  48334

           With a Copy to:     Arthur A. Weiss
                               Jaffe, Raitt, Heuer & Weiss,
                               Professional Corporation
                               Suite 2400

                               One Woodward Avenue
                               Detroit, Michigan  48226

           If to the Company:  Jeffrey P. Jorissen
                               31700 Middlebelt Road
                               Suite 125
                               Farmington Hills, Michigan  48334

           With a Copy to:     Peter Sugar
                               Jaffe, Raitt, Heuer & Weiss,
                               Professional Corporation
                               Suite 2400
                               One Woodward Avenue
                               Detroit, Michigan  48226



     IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date and year first above written.

                                    SUN COMMUNITIES, INC., a Maryland
                                    corporation


                                    By: ____________________________________
                                             Gary A. Shiffman, President


                                    BINGHAM FINANCIAL SERVICES
                                    CORPORATION, a Michigan corporation


                                    By:______________________________________
                                             Jeffrey P. Jorissen, President